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                                                                   EXHIBIT 10.12

                          MASTER TRANSACTION AGREEMENT


                  This Master Transaction Agreement (this "Agreement"), effective as of this 5th day of April, 2000, is made and entered into by and among Castle Harlan, Inc., a Delaware corporation ("CHI"), Castle Harlan Partners III, L.P., a Delaware limited partnership ("CHP III" and, together with CHI, "CHP"), and Universal Compression Holdings, Inc., a Delaware corporation (the "Company").

                                    RECITALS:

                  WHEREAS, the Company and certain of its subsidiaries entered into a Stock Purchase Agreement dated as of December 18, 1997, providing for the purchase by the Company, through a subsidiary, of all of the outstanding stock of Tidewater Compression Service, Inc. (the "Acquisition"); and

                  WHEREAS, in connection with the Acquisition, CHI, CHP III and the Company, among others, entered into a number of agreements; and

                  WHEREAS, the Company desires to offer shares of its common stock, par value $.01 per share (the "Common Stock"), to the public in an initial public offering (the "Offering") and, in connection with the Offering, CHP and the Company desire to amend, modify or terminate certain of the agreements between them and to evidence the other arrangements described herein;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. Termination of Agreements. The parties agree that, effective upon the closing of the Offering (the "Closing"), each of the following agreements shall be terminated and shall be of no further force and effect, except as specfically noted below:

                  (a) the Management Agreement dated as of February 20, 1998 by and among the Company, CHI and Universal Compression, Inc. (a subsidiary of the Company) (the "Management Agreement"), except with respect to the indemnification provisions contained in Section 7 of the Management Agreement shall continue in full force and effect and subject to payment pursuant to Section 2 hereof; and

                  (b) the Voting Agreement by and among the Company, CHI and Spectrum Energy Partners, LP.

                  Each of CHI and CHP III agrees to execute or cause the execution of appropriate instruments of termination as the Company may request with respect to the termination of the foregoing agreements.

                  Section 2. Amendment of Agreements. The parties agree to amend the following agreements as described below:
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                  (a) the Voting Agreement dated as of February 20, 1998 by and among the Company, CHP and certain stockholders of the Company shall be amended as set forth in the First Amendment to Voting Agreement, the form of which is attached hereto as Exhibit A;

                  (b) effective as of the Closing, each of Stephen Snider, Ernie Danner and Newton Schnoor, shall be released as parties to the Voting Trust Agreement dated as of February 20, 1998 by and among the Company, certain of its stockholders and John K. Castle, as Voting Trustee, as set forth in the Release of Parties to Voting Trust Agreement, the form of which is attached hereto as Exhibit B; and

                  (c) effective as of the Closing, each of the Stockholders (as such term is defined in the Voting Trust Agreement referred to in this subsection (c)) other than John Peter LaBorde, John Tracy LaBorde, Cliffe Floyd LaBorde, Gary Lee LaBorde, John Peter LaBorde, Jr. and Mary Adrienne LaBorde Parsons (each of whom shall remain a party to such Voting Trust Agreement), shall be released as parties to the Voting Trust Agreement dated as of December 1, 1998 by and among the Company, certain of its stockholders and John K. Castle, as Voting Trustee, as set forth in the Release of Parties to Voting Trust Agreement, the form of which is attached hereto as Exhibit C.

                  Section 3. Payment to CHP. In consideration of the early termination of the Management Agreement (other than Section 7 thereof), within three business days following the Closing, the Company shall (i) pay to CHI $3,000,000 by wire transfer of immediately available funds and (ii) issue to CHI the number of shares (the "Payment Shares") of the Company's Common Stock equal to 3,000,000 divided by the initial public offering price per share of the Common Stock in the Offering.

                  CHI acknowledges that the Payment Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law ("Blue Sky laws"), by reason of a specific exemption from the registration provisions of the Securities Act and the applicable Blue Sky laws and that any certificate representing the Payment Shares will contain a restrictive legend to such effect. CHI further acknowledges that, as such, the Payment Shares are characterized as "restricted securities" under the Securities Act and that under the Securities Act and applicable regulations, such Payment Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, CHI represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  Section 4. Nomination of Directors.

                  (a) Following the Closing, at any annual meeting of stockholders of the Company for which the term of any of the three directors of the Company affiliated with CHP expire (or in the event of their earlier death or resignation), the Company agrees that it shall nominate an individual designated by CHP (the "CHP Designee") to serve in such


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         individual's applicable class of the Company's Board of Directors for a term ending on the third annual meeting following the meeting at which such director was elected, such that CHP shall have the right to designate an aggregate of three nominees for the Company's Board of Directors; provided that, in the judgment of the Company's Board of Directors, the applicable CHP Designee is reasonably qualified to serve as a director; and provided further that following the Closing, Samuel Urcis shall not be considered a CHP Designee. The Company further agrees that following the Closing (i) if requested by CHP, it shall increase the size of its Board of Directors to permit the initial nomination of the third CHP Designee to Class C of the Company's Board of Directors, which vacancy shall be filled by the Board at such time as CHP may direct and which CHP Designee shall hold office for a term expiring at the annual meeting of stockholders at which the term for Class C directors expires and (ii) in any proxy statement of the Company covering the election of a CHP Designee, the Company shall recommend to its stockholders that they vote to elect such CHP
         Designee.

                  (b) The obligations set forth in Section 4(a) above shall terminate in the event that CHP and its affiliates collectively own beneficially for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), less than 15% of the Company's outstanding Common Stock as evidenced by filings under the Exchange Act.

                  (c) The parties agree that no directors' fees or other compensation shall be payable by the Company to the CHP Designees by reason of their service as members of the Board of Directors of the Company or on any committee thereof, other than reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or any such committee.

                  Section 5. Release of Stock Certificates.

                  (a) Upon execution of this Agreement, each of CHI and CHP III agrees to return or cause to be returned to the Company any certificates representing shares of Common Stock, Non-Voting Common Stock or Preferred Stock subject to the Voting Trust Agreements that have been repurchased by the Company.

                  (b) Upon the Closing, each of CHI and CHP III agrees to return or cause to be returned to the Company, for return to the appropriate holders, all other certificates representing shares of Common Stock, Non-Voting Common Stock or Preferred Stock held by parties released from the various Voting Trust Agreements, as described in Section 2 hereof.

                  Section 6. Actions Effective Upon the Closing. Except as otherwise set forth herein, the parties hereto intend that all actions to be taken hereunder that are to be effective upon the Closing shall be taken concurrently, and the completion of each such action, including the Closing, is conditioned upon the completion of all such actions.



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                  Section 7. Reimbursement of Expenses. At or prior to the
Closing, CHP will submit to the Company for reimbursement receipts with respect to all expenses incurred by it or its affiliates that are subject to reimbursement under the Management Agreement as of the Closing. The Company shall reimburse these expenses promptly following the Closing; provided that there shall be no future reimbursement by the Company of expenses under the Management Agreement other than those so submitted.

                  Section 8. Further Assurances. Each of the parties hereto agrees to take all actions necessary, subject to any fiduciary duties of such party, to effectuate the purposes and intent hereof and to permit the fulfillment of the terms hereof and the taking of the actions contemplated hereby.

                  Section 9. Term. In the event that the Closing shall not have occurred on or before December 31, 2000, this Agreement shall terminate and be of no further force and effect.

                  Section 10. Binding Effect. This Agreement shall inure to the benefit of and shall bind the predecessors, successors, assigns, representatives and beneficiaries of the parties, and each of them.

                  Section 11. Entire Agreement; Amendment. This Agreement and the exhibit hereto constitute a single integrated contract expressing the entire agreement of the parties hereto with respect to the subject matter hereof. All prior discussions and negotiations between the parties, whether oral or written, concerning the matters addressed in this Agreement shall be superseded by this Agreement. Any amendment, modification, or supplement to this Agreement must be in writing and signed by the parties hereto.

                  Section 12. Severability. In the event that any provision of this Agreement should be held to be void, voidable or unenforceable, the remaining provisions hereof shall remain in full force and effect.

                  Section 13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

                  Section 14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES.




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the date first written.

                                CASTLE HARLAN, INC.



                                By: John K. Castle
                                    --------------------------------
                                    Name: John K. Castle
                                          --------------------------
                                    Title:
                                           -------------------------


                                CASTLE HARLAN PARTNERS III, L.P.
                                    BY:  CASTLE HARLAN, INC.,
                                          ITS INVESTMENT MANAGER



                                By: John K. Castle
                                    --------------------------------
                                    Name: John K. Castle
                                          --------------------------
                                    Title:
                                           -------------------------

                                UNIVERSAL COMPRESSION HOLDINGS, INC.



                                By: /s/ Ernie L. Danner
                                    --------------------------------------
                                    Name: Ernie L. Danner
                                          --------------------------------
                                    Title: Executive Vice President
                                           -------------------------------